Exhibit 99.1

Incannex Healthcare Inc. Expands IHL-42X Clinical Advisory Board with Appointments of
Four Industry and Academic Leaders to Advance Obstructive Sleep Apnea (OSA) Program

NEW YORK and MELBOURNE, Australia – June 3, 2025 – Incannex Healthcare Inc. (Nasdaq: IXHL) (“Incannex” or the “Company”), a clinical-stage biopharmaceutical company leading the way in developing oral combination medicines, announces the recent appointment of four distinguished experts to its IHL-42X Obstructive Sleep Apnea (OSA) Clinical Advisory Board:

●	Scott A. Sands, Ph.D., Associate Professor of Medicine at Harvard Medical School and Director of the Sleep Apnea Translational Physiology Group in the Division of Sleep and Circadian Disorders at Brigham and Women’s Hospital.

●	Ali Azarbarzin, Ph.D., Associate Professor of Medicine at Harvard Medical School and a lead investigator at Brigham and Women’s Hospital.

●	Lora J. McGill, M.D., FAAN, board-certified neurologist and clinical researcher based in Memphis Tennessee.

●	Nancy Collop, M.D., Director of the Emory Sleep Center and Professor of Medicine and Neurology at Emory School of Medicine.

“These four outstanding leaders bring incredible depth and insight to our IHL-42X Clinical Advisory Board as we continue our work to create an unprecedented treatment to a major health concern.” said Dr. Lou Barbato, Chief Medical Officer of Incannex. “Their expertise spans academic and clinical research leadership in sleep apnea, and we are confident the board will provide an invaluable foundation as we continue to advance IHL-42X, an Oral Once-Daily Treatment for OSA, through late-stage development. The expansion of the clinical advisory board comes at a pivotal time for Incannex, as we prepare to announce IHL-42X Phase 2 topline data in July 2025 and start our Phase 3 U.S. study later in the year.”

Scott A. Sands, Ph.D., is an Associate Professor of Medicine at Harvard Medical School and Director of the Sleep Apnea Translational Physiology Group in the Division of Sleep and Circadian Disorders at Brigham and Women’s Hospital. Trained in respiratory physiology and engineering, Dr. Sands has led pioneering research in the pathophysiology of OSA, with a focus on endotypic traits and precision medicine. He is Principal Investigator on multiple NIH- and industry-funded trials evaluating novel pharmacologic and combination therapies for OSA, including first-in-human studies. Dr. Sands has developed innovative methodologies for phenotyping sleep apnea using clinical polysomnography and has consulted for numerous medical device and pharmaceutical companies advancing sleep-disordered breathing therapies.

Ali Azarbarzin, Ph.D., is an Associate Professor of Medicine at Harvard Medical School and a lead investigator at Brigham and Women’s Hospital, where he directs the Sleep Apnea Health Outcomes Group. His research centers on the physiological consequences of sleep apnea, with a focus on identifying markers of cardiovascular and neurocognitive health. Dr. Azarbarzin is also recognized for his work in stratifying patients based on those most likely to benefit from therapeutic intervention, supporting a precision medicine approach to OSA treatment.

Lora J. McGill, M.D., FAAN, is a board-certified neurologist and clinical researcher based in Memphis, Tennessee. With over two decades of experience, Dr. McGill has served as an investigator at CNS Healthcare of Memphis, where she has contributed to hundreds of industry-sponsored clinical trials focused on central nervous system disorders. She is board-certified in both neurology and neurophysiology by the American Board of Psychiatry and Neurology and has received multiple honors for her contributions to medical education, including the Golden Apple Award and Outstanding Lecturer recognition from the University of Tennessee College of Medicine. She earned her medical degree from Tulane University School of Medicine in 1987 and completed her residency and fellowship in neurophysiology at Harbor-UCLA Medical Center.

Nancy Collop, M.D. is Director of the Emory Sleep Center and Professor of Medicine and Neurology at Emory School of Medicine. She served on the board of directors of the American Academy of Sleep Medicine (AASM), including as President, and held board roles with the American Sleep Medicine Foundation, ACCP, Chest Foundation, Maryland and Georgia Sleep Societies, Society for Anesthesia and Sleep Medicine, and the American Board of Sleep Medicine (ABSM), where she also served as President. A founding member of the ABMS Sleep Medicine Examination Committee, Dr. Collop has been recognized among the “Best Doctors in America” and named a “Distinguished Alumna for Natural Sciences” by Edinboro University. Her awards include the Al Soffer Award for Editorial Excellence, the ACCP College Medalist award, Master Fellow distinction (2020), and Distinguished Service Awards from the Maryland Sleep Society, ACCP, and AASM’s Nathaniel Kleitman Award. From 2015 to 2024, Dr. Collop was Editor-in-Chief of the Journal of Clinical Sleep Medicine and currently serves as Section Editor for Sleep Medicine for UpToDate.

About IHL-42X

IHL-42X is designed to treat obstructive sleep apnea (“OSA”) by targeting its underlying pathophysiology. An oral fixed-dose combination of dronabinol and acetazolamide, IHL-42X is currently advancing through the RePOSA Phase 2/3 clinical trial, which is expected to enroll more than 560 patients at sites worldwide.

Designed to act synergistically, IHL-42X uniquely targets two physiological pathways associated with the intermittent hypoxia (“IH”) and hypercapnia that characterize OSA. In a prior Australian Phase 2 clinical trial, IHL-42X was shown to reduce the Apnea-Hypopnea Index (“AHI”) in all dosage strengths, with the lowest dose reducing AHI by an average of 51 percent relative to baseline. RePOSA, a global Phase 2/3 clinical trial is underway, evaluating IHL-42X in individuals with OSA who are either non-compliant, intolerant, or naïve to positive airway pressure devices, including CPAP, with the Phase 2 portion conducted in the United States. A topline readout from the U.S. Phase 2 portion is anticipated in July 2025.

Unlike weight loss therapies, IHL-42X is uniquely engineered to target two key physiological pathways, intermittent hypoxia (IH) and hypercapnia, that underlie the pathology of OSA. By targeting these core mechanisms, IHL-42X offers a differentiated approach that may benefit a wider range of patients, including the 67% of individuals with OSA who are not classified as obese. OSA affects an estimated 1 billion people globally and approximately 30 million people in the United States. Despite its high prevalence OSA remains significantly underdiagnosed and undertreated. IHL-42X has the potential to address this critical gap in care and improve outcomes for millions living with this serious, chronic condition.

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation, and supported by streamlined operations. Incannex’s lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex’s programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: Incannex’s business strategy, future operations; Incannex’s ability to execute on its objectives, prospects, or plans, evaluations and judgments regarding Incannex’s research and development efforts, including any implications that the results of earlier clinical trials will be representative or consistent with later clinical trials or final results; the expected timing of enrollment for these trials and the availability of data or results of these trials, and the potential benefits, safety or of Incannex’s drug candidates. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or Incannex’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on Incannex’s business; Incannex’s ability to obtain the requisite stockholder approval for the exercise of the Series A Warrants; Incannex’s ability to potentially improve its capital structure in the future. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the continued availability of financing; Incannex’s ability to raise capital to fund continuing operations, to complete capital raising transactions and to potentially improve its capital structure; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex’s development efforts, including Incannex’s ability to progress its drug candidates through clinical trials on the timelines expected; competition from other providers and products; that the market for its drug candidates may not grow at the rates anticipated or at all; Incannex’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex’s ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex’s industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law. Incannex’s reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex’s website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. For additional information on Incannex, please visit our website at www.incannex.com.

Contact Information

Jennifer Drew-Bear
Edison Group for Incannex
Jdrew-bear@edisongroup.com

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